SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

      Date of Report (Date of earliest event reported): June 11, 2003

MESA AIR GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-15495	85-0302351

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

410 North 44th Street, Suite 700, Phoenix, Arizona	85008

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 685-4000

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On June 11, 2003, Mesa Air Group, Inc. issued a press release announcing the pricing of its offering of $75.1 million issue price of 6.25% Convertible Notes due 2023 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 7. EXHIBITS

99.1	Press release dated June 11, 2003.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MESA AIR GROUP, INC
	By:	/s/ GEORGE MURNANE III

George Murnane III Executive Vice President and CFO
Dated: June 11, 2003 Signature page

Exhibit Index

Exhibit Number	Description

99.1	Press release dated June 11, 2003.